Exhibit 99.2

This Employment Agreement (the “Agreement”) is made as of the 31 day of August, 2007,

AMONG:

INOVIO BIOMEDICAL CORPORATION, a Delaware corporation having its principal place of business at 11494 Sorrento Valley Road, San Diego, California, U.S.A., 92121

(the “ParentCo”)

AND:

GENETRONICS, INC., a California corporation having its principal place of business at 11494 Sorrento Valley Road, San Diego, California, U.S.A., 92121

(the “Company”)

AND:

MICHAEL P. FONS, a businessperson of 6043 De La Rosa Ln, Oceanside, California, U.S.A., 92057

(the “Employee”)

WHEREAS:

A.                                   the Employee joined the Company in June 1, 2004 (the “initial employment date”) and  was appointed Vice President, Corporate Development of the Company in August 2007 and has served continuously as a Vice President of the Company since such appointment;

B.                                     the Employee is considered by the Board of Directors of the Company (the “Board”) to be of value to the Company and to have skills and abilities and an extensive background in and knowledge of the industry in which the Company is engaged;

C.                                     the Company recognizes that it is in the best interests of the Company that the Company ensure the dedication of the Employee to the Company; and

D.                                    the Company wishes to employ and the Employee has agreed to supply his service in the capacity of Vice President, Corporate Development, on the terms and conditions set out in this Agreement, which shall supersede and replace all prior written, oral, or implied agreements, if any, between the parties.

THEREFORE, in consideration of the mutual promises and covenants contained herein, and the continued employment of Employee by the Company under this Agreement, the parties agree as follows:

Article 1.                                            Employment

1.1                                 Employment:  The Company hereby employs the Employee as Vice President, Corporate Development, or in such other capacity as may be requested by the Company, and the Employee accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

1.2                                 Duties:  The Employee shall perform such duties as are customarily associated with his then current title or titles, consistent with the Bylaws of the Company and as required by the chief executive officer (the “CEO”) of the Company.  Said duties shall be performed at such place or places as the Company shall reasonably designate or as shall be reasonably appropriate and necessary to the discharge of the Employee’s duties in connection with his employment.  The Company and the Employee agree that the duties may be replaced, superseded or supplemented from time to time by the CEO.

1.3                                 Hours:  During the term of the Employee’s employment with Company, the Employee will devote his best efforts and substantially all of his business time and attention to the performance of his duties hereunder and to the business and affairs of the Company, except for vacation periods as set forth herein.  The Employee will duly, punctually and faithfully observe the Company’s general employment policies and practices, including, without limitation, any and all rules, regulations, policies and/or procedures which the Company may now or hereafter establish governing the conduct of its business.  In addition, the Employee will carry out his duties honestly, in good faith and in the best interest of the Company.

1.4                                 Change of Control:  In the event of a Change of Control (as defined below), the Company shall continue to engage the Employee, and the Employee shall continue to serve the Company, in the same capacity and have the same authority, responsibilities and status as he had as of the date immediately prior to the change of control, and under the same terms and conditions as set forth in this Agreement.  For the purposes of this Agreement, a “Change of Control” shall be deemed to have occurred when:

1.4.1                      a majority of the directors elected at any general meeting of shareholders of the Company are not individuals nominated by the Company’s then incumbent board of directors;

1.4.2                      there is occurrence of an event whereby any person or entity becomes the beneficial owner of shares representing 50% or more of the combined voting power of the voting securities of the Company; or

1.4.3                      there is a merger or consolidation of the Company with one or more corporations as a result of which, immediately following such merger or consolidation, the shareholders of the Company as a group, as they were immediately prior to such event, will hold less than a majority of the outstanding capital stock of the surviving corporation.

1.5                                 Previous Agreements:  The parties hereby agree, that all previous employment, consulting or other similar agreements covering the same subject matter of this Agreement, whether written, verbal or implied between the Company and the Employee, are hereby terminated and of no further force or effect.

Article 2.                                            Compensation

2.1                                 Salary:  Subject to subsection 2.2, for his services hereunder, the Employee shall receive a salary, payable in such regular intervals as shall be determined by the Company commencing on the date of this Agreement, which shall be at the rate of U.S. $195,050.00 per year (the “Salary”).

2.2                                 Salary Increases:  The rate of Salary provided for in Section 2.1 shall be reviewed by the Board not less often than annually and shall be increased from time to time and in such amount as the Board, in its sole discretion, may determine.

2.3                                 Discretionary Bonus:  Beginning in 2007, the Company will, within 120 days of the end of the 2007 fiscal year and each subsequent fiscal year, determine the annual bonus (the “Bonus”), if any, earned by the Employee for that fiscal year, based on the Employee’s achievement of milestones agreed to by the

CEO and the Employee.  Within 60 days of the beginning of each fiscal year, the CEO and the Employee shall agree to the Employee’s milestones and the amount of bonus, which will be awarded to the Employee if one or more milestones are achieved.  In the Company’s sole discretion it may pay the Bonus in cash, shares of the Company or stock options of the Company, or any combination thereof, and it may pay the Bonus in a lump sum or instalments, equal or otherwise, over the course of the fiscal year immediately following the year for which the bonus was earned.

2.4                                 Withholding:  All payments of Salary, Bonuses and other compensation pursuant to this Agreement shall be subject to withholding taxes and statutory deductions as required by law.  The Company shall be entitled to deduct from the Salary, Bonus and any other compensation due to the Employee, and to remit to the required governmental authority, any amount that it may be required by law or regulation to deduct, retain and remit, and may deduct other amounts as authorized by the Employee.

2.5                                 Stock Options:  In addition to the compensation provided for in section 2.1 of this Agreement, the Employee shall be entitled to such stock options as may be approved by the Board of ParentCo in its sole discretion from time to time, subject to regulatory approval and subject to the terms and conditions set out in ParentCo’s 2007 Omnibus Incentive Plan, including all terms and conditions regarding vesting and exercise of options upon termination or other events.

Article 3.                                            Fringe Benefits

3.1                                 Participation in Plans:  The Employee shall be entitled to all additional fringe benefits, including, but not limited to, life and health insurance programs that may be generally available to other employees of the Company.  All matters of eligibility for coverage of benefits under any plan or plans of health, hospitalization, life or other insurance provided by the Company shall be determined in accordance with the provisions of the insurance policies and/or applicable benefit plans.  The Company shall not be liable to the Employee, or his beneficiaries or successors, for any amount payable or claimed to be payable under any plan or policy of insurance, which is not paid to any of the Company’s other employees.

3.2                                 Vacation:  The Employee shall be entitled to paid vacation during each calendar year, depending upon the length of the Employee’s employment with the Company, in accordance with the vacation accrual schedules and applicable vacation policies and procedures of the Company, including the maximum cap on accrual, as applied to other employees of the Company and which may be changed from time to time by the Company.

3.3                                 Business Expenses:  The parties acknowledge that the Employee may incur, from time to time, for the benefit of the Company and in furtherance of the Company’s business, various business expenses.  The Company agrees that it shall either pay such reasonable expenses directly, or reimburse the Employee for such reasonable expenses incurred by him.  The Employee agrees to submit to the Company original receipts of all expenses paid by him and such other documentation as may be reasonably necessary to substantiate that all expenses paid or reimbursed hereunder were reasonably related to the performance of his duties, pursuant to the provisions of any applicable expense reimbursement policies and procedures that the Company may implement for time to time.

Article 4.                                            Term and Termination of Employment

4.1                                 Condition Precedent:  The obligations of the Company under this Agreement are subject to the fulfillment of the condition that the Employee execute an agreement with the Company governing intellectual property in the form attached hereto as Exhibit “A”.

4.2                                 Initial Term:  The initial term of this Agreement shall be ten years commencing on the date of this Agreement, unless terminated prior to such date in accordance with the terms of this Agreement.

4.3                                 Termination:

4.3.1                       The Employee’s Right to Terminate:  The Employee may terminate his obligations under this Agreement:

4.3.1.1                                                            at any time upon providing six weeks notice in writing to the Company; or

4.3.1.2                                                            upon a material breach or default of any term of this Agreement by the Company if such material breach or default has not been remedied within 30 days after written notice of the material breach or default has been delivered by the Employee to the Company.

4.3.2                       Company’s Right to Terminate:  The Company may terminate the Employee’s employment under this Agreement at any time upon the occurrence of any of the following events:

4.3.2.1                                                            the Employee acting unlawfully, dishonestly, in bad faith or negligently with respect to the business of the Company;

4.3.2.2                                                            the Employee committing any crime or fraud against the Company or its property or the conviction of Employee of any felony offense or crime reasonably likely to bring discredit upon the Employee or the Company;

4.3.2.3                                                            a material breach or default of any term of this Agreement by the Employee if such material breach or default has not been remedied within 30 days after written notice of the material breach or default has been delivered by the Company to the Employee;

4.3.2.4                                                            the Employee becoming permanently disabled or disabled for a period exceeding 180 consecutive days or 180 days calculated on a cumulative basis over any two year period during the term of this Agreement, such that employee is no longer able to perform the essential functions of his job even with reasonable accommodation pursuant to applicable law; or

4.3.2.5                                                            at the discretion of the Company, without cause, after the Employee has received two weeks written notice from the Company.

4.3.3                       Other Termination:  The Employee’s employment under this Agreement shall automatically terminate upon the occurrence of the death of the Employee during the term of this Agreement.

4.3.4                       Compensation Due to the Employee on Termination:  In the event of the termination of the Employee’s employment under this Agreement as set forth in this subsection 4.3.4 below, the Company shall pay to Employee on the date of termination the amount set forth in paragraph 4.3.4.1(a) or 4.3.4.2(a) as applicable below, and the following additional amount(s) if applicable to the Employee in such regular intervals as shall be determined by the Company:

4.3.4.1                                                           if terminated pursuant to paragraph 4.3.1.2, 4.3.2.4, 4.3.2.5 or 4.3.3 of this Agreement between the period from the date hereof through that date which is of one year from the initial employment agreement, the Company shall pay to the Employee the following amounts:

(a)                                  the amount of Salary pursuant to subsection 2.1 of this Agreement that is earned but unpaid as of the date of termination, as well as any accrued but unused vacation pay; and
(b)                                 a severance payment equal to the amount of compensation payable under subsection 2.1 of this Agreement for the previous fiscal year divided by four, provided that Employee signs a standard release of all claims as presented by the Company.

4.3.4.2                                                           if terminated pursuant to paragraph 4.3.1.2, 4.3.2.4, 4.3.2.5 or 4.3.3 of this Agreement after that date which is one year from the initial employment agreement, the Company shall pay to the Employee the following amounts:

(a)                                 the amount of Salary pursuant to subsection 2.1 of this Agreement that is earned but unpaid as of the date of termination, as well as any accrued but unused vacation pay; and
(b)                                a severance payment equal to the amount of compensation payable under subsection 2.1 of this Agreement for the previous fiscal year divided by two, provided that Employee signs a standard release of all claims as presented by the Company; and
(c)                                 an amount equal to the annual Bonus, if any, most recently paid to the Employee pursuant to subsection 2.3 of this Agreement, multiplied by the fraction of which the number of days between the fiscal year end of the Company related to the bonus and the date of termination is the numerator, and 365 is the denominator.

4.3.5                     If terminated pursuant to any other provision of this Agreement, the Company shall pay to the Employee on the date of termination only the amount of Salary pursuant to subsection 2.1 of this Agreement that is earned but unpaid as of the date of termination, as well as any accrued but unused vacation pay, and Employee shall not be entitled to receive any other payments, compensation or benefits from the Company under this Agreement.

Article 5.                                            Miscellaneous

5.1                                 Assignment Prohibited:  This Agreement is personal to the Employee hereto and he may not assign or delegate any of his rights or obligations hereunder.  The Company may not assign this Agreement without the written consent of the Employee except in connection with a merger or consolidation of the Company (in which case the merged or consolidated entity shall remain fully liable for its obligations as the Company under this Agreement as specified above).

5.2                                 Paragraph Headings:  The paragraph headings used in this Agreement are included solely for convenience and shall not affect of be used in connection with the interpretation of this Agreement.

5.3                                 Legal Expenses of Enforcement:  If either party commences a legal action or other proceeding for enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees and other costs incurred in connection with the action or proceeding, in addition to any other relief to which it may be entitled.

5.4                                 Independent Legal Advice:  Each of the parties to this Agreement acknowledges and agrees that Kirkpatrick & Lockhart Preston Gates Ellis LLP has acted as legal counsel to the Company and ParentCo only and not to any other party to this Agreement, and that Kirkpatrick & Lockhart Preston Gates Ellis LLP has not been engaged to protect the rights and interests of any of the other parties to this Agreement.  Each of the other parties to this Agreement acknowledges and agrees that the Company, ParentCo and Kirkpatrick & Lockhart Preston Gates Ellis LLP have given them adequate opportunity to seek, and have recommended that they seek and obtain, independent legal advice with respect to the subject matter of this Agreement and for the purpose of ensuring their rights and interests are protected.  Each of these other parties represents and warrants to the Company, ParentCo and to Kirkpatrick & Lockhart Preston Gates Ellis LLP that they have sought independent legal advice or consciously chosen not to do so with full knowledge of the risks associated with not obtaining such independent legal advice.  The parties acknowledge that they have read and understood this provision of this Agreement  and indicate so by signing this Agreement, and by initialling in the place below:

/s/ MICHAEL P. FONS
MICHAEL P. FONS

5.5                                 Severability:  If any provision of this Agreement is declared invalid by any tribunal, then such provision shall be deemed automatically modified to conform to the requirements for validity as declared at such time, and as so modified, shall be deemed a provision of this Agreement as though originally included herein.  In the event that the provision invalidated is of such a nature that it cannot be so modified, the provision shall be deemed deleted from this Agreement as though the provision had never been included herein.  In either case, the remaining provisions of this Agreement shall remain in effect.

5.6                                 Arbitration:  Pursuant to the Federal Arbitration Act and applicable state law, the parties mutually agree that any controversy, claim or dispute arising out of or relating to this Agreement or its construction and interpretation, or arising out of or relating to Employee’s employment with the Company or the termination of that employment, including any statutory claims, shall be resolved by arbitration in accordance with the applicable rules of the American Arbitration Association in effect at the time.  The decision or award of the Arbitrator shall be issued in writing pursuant to California law and shall be final and binding on all parties, and may be entered and enforced in any court having jurisdiction thereof., subject only to such limited review as may be permitted or required by California law.  The prevailing party shall be entitled to recover all provable damages and other remedies that would otherwise be available at law or in equity in a civil action, including costs and fees that may be awarded by any applicable statute.  The Company shall pay for the administrative costs and expenses of the arbitration, including the costs of the arbitrator.  Employee and the Company agree that the right to take limited discovery and the right to seek injunctive or other equitable relief in court prior to the arbitration shall be available to either party pursuant to California law covering arbitration of disputes and the applicable arbitration rules, but the right to pursue a civil action or seek a jury trial is waived and shall not be available pursuant to this Agreement.  In addition, any controversy, claim or dispute concerning the scope of this arbitration clause or whether a particular dispute falls within this arbitration clause shall also be settled by arbitration in accordance with the rules of the American Arbitration Association.

5.7                                 Choice of Law:  This Agreement shall be governed by and construed in accordance with the laws of the State of California, as applied to agreements executed and performed entirely in California by California residents.

5.8                                 Entire Agreement:  This Agreement constitutes the entire, final and complete and exclusive agreement between the parties regarding the subject matter hereof and supersedes all previous agreements or representations, whether written, oral or implied, with respect to employment by the Company.  There are no terms, promises, representations, agreements, or understandings between the parties relating to the subject matter of this Agreement, which are not fully expressed herein.

5.9                                 Change, Modification, Waiver:  No change or modification of this Agreement shall be valid unless it is in writing and signed by each of the parties hereto.  No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced.  The failure of a party of insist upon strict performance of any provision of this Agreement in any one or more instances shall not be construed as a waiver or relinquishment of the right to insist upon strict compliance with such provision in the future.

5.10                           Notices:  All notices required or permitted hereunder shall be in writing and shall be delivered in person or sent by certified or registered mail, return receipt requested, postage prepaid to each party at the address first written above or at such other address as provided in writing.

5.11                           Binding Effect:  This Agreement shall be binding upon, and inure to the benefit of, the parties, their heirs, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INOVIO BIOMEDICAL CORPORATION

Per:

/s/ Peter Kies
Authorized Signatory

GENETRONICS, INC.

Per:

/s/ Peter Kies
Authorized Signatory

/s/ Michael P. Fons
MICHAEL P. FONS